EXHIBIT 23.7

                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

      Pursuant to Rule 428 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of Innovative Valve Technologies, Inc. ("Invatec") in the Prospectus constituting a part of Invatec's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Act.

      Dated:  July 30, 1997

                                                 /S/ PIERRE R. LATOUR
                                               Name: Pierre R. Latour